Registration No. 333-

As filed with the Securities and Exchange Commission on October 28, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

X-RITE, INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	38-1737300
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

4300 44th Street

Grand Rapids, Michigan 49512

(Address of Principal Executive Offices)

X-RITE, INCORPORATED 2008 OMNIBUS LONG TERM INCENTIVE PLAN

(Full title of the plan)

Thomas J. Vacchiano Chief Executive Officer X-Rite, Incorporated 4300 44th Street Grand Rapids, Michigan 49512	Copy to: Helen R. Friedli, P.C. Eric Orsic McDermott Will & Emery LLP 227 West Monroe Street Chicago, Illinois 60606

(Name and address of agent for service)

(616) 803-2100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.10 per share, including Junior Participating Preferred Stock purchase rights(3)	7,000,000	$3.25	$22,750,000	$894.08

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers an indeterminate amount of shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $3.25 per share, which is the average of the high and low sales prices of the common stock reported on the NASDAQ Global Select Market on October 23, 2008.
(3)	The shares of common stock being registered hereby will be accompanied by the Registrant’s junior participating preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights will not be exercisable, will be evidenced by the certificates representing the Registrant’s common stock, and will attach to and trade only together with the common stock.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed in this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2008;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2008 and June 28, 2008 filed with the Commission on May 5, 2008 and August 7, 2008, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 25, 2008, March 19, 2008, April 25, 2008, May 15, 2008, July 3, 2008, August 5, 2008, August 25, 2008 and September 26, 2008;

(d) The description of the Registrant’s Common Stock is contained in the Registrant’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description; and

(e) The description of the Registrant’s junior participating preferred stock purchase rights is contained in the Registrant’s Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

The Registrant’s Restated Articles of Incorporation provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act (“MBCA”) in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding in which a director or officer is a party because such party is or was a director, officer, or employee of the Registrant or served any other enterprise at the request of the Registrant. Under the MBCA, directors and officers are entitled to indemnification against expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Registrant. In addition, with respect to actions not brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorneys’ fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the Registrant, indemnification is permitted under the MBCA for expenses (including attorneys’ fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the Registrant or its shareholders; provided, indemnification is not permitted if the person is found liable to the Registrant, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

The MBCA also authorizes the Registrant to provide indemnification broader than that set forth in the MBCA and the Articles of Incorporation. Pursuant to this authority, the Registrant has entered into indemnification agreements with each of its directors, which provide a contractually enforceable right of indemnification to the fullest extent permitted by law irrespective of the kind of claim or outcome. The Registrant is not liable under the agreements where the claim involved intentional misconduct, a knowing violation of law or an improper personal benefit to the indemnitee, the claim involved certain unlawful disbursements of corporate funds or other assets, the claim involved a violation of Section 16(b) of the Exchange Act, or similar provision of state law or where indemnification is otherwise prohibited by law.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify, to the fullest extent authorized or permitted by the MBCA, any person, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director of the Registrant or served any other enterprise at the request of the Registrant. In addition, the Bylaws provide that the Registrant shall indemnify, to the fullest extent authorized or permitted by the MBCA, any officer or former officer of the Registrant, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, that in any way involves or is related to such officer’s or former officer’s duties, as specifically set forth by the Registrant’s Board of Directors, involving any of the following: (a) dealing with persons buying, selling, proposing to buy or sell, or otherwise holding any securities issued by the Registrant, (b) dealing with securities analysts or any other security industry professionals with respect to securities issued by the Registrant, or (c) signing any statements certifying to the public, to the Commission, or to any securities exchange, the Registrant’s financial statements or any other reports of the Registrant. The determination as to whether any officer or former officer of the Registrant is entitled to indemnification under the Registrant’s Bylaws is made by the Registrant’s Board of Directors in its sole discretion.

The Registrant has purchased directors’ and officers’ liability insurance for directors and officers of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the Exhibit Index.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 28, 2008.

X-RITE, INCORPORATED

By:	/s/ David A. Rawden
David A. Rawden, Chief Financial Officer,
(Principal Financial and Accounting Officer of the Registrant)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Thomas J. Vacchiano and David A. Rawden, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 28, 2008.

Signature	Title

/s/ Thomas J. Vacchiano Thomas J. Vacchiano	Director and Chief Executive Officer (Principal Executive Officer of the Registrant)

/s/ David A. Rawden David A. Rawden	Chief Financial Officer (Principal Financial and Accounting Officer of the Registrant)

/s/ Gideon Argov	Director
Gideon Argov

/s/ Stanley W. Cheff	Director
Stanley W. Cheff

/s/ Mario Fontana	Director
Mario Fontana

/s/ L. Peter Frieder	Director
L. Peter Frieder

/s/ Dr. Massimo S. Lattmann	Director
Dr. Massimo S. Lattmann

/s/ Paul R. Sylvester	Director
Paul R. Sylvester

/s/ John E. Utley	Director
John E. Utley

/s/ Mark D. Weishaar	Director
Mark D. Weishaar

X-RITE, INCORPORATED

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
4.1	Restated Articles of Incorporation (filed as exhibit to Form S-8 dated April 10, 1986 (Registration No. 33-3954C) and incorporated herein by reference).

4.2	Certificate of Amendment to Restated Articles of Incorporation adding Article IX (filed as exhibit to Form 10-Q for the quarter ended June 30, 1987 (Commission File No. 0-14800) and incorporated herein by reference).

4.3	Certificate of Amendment to Restated Articles of Incorporation amending Article III (filed as exhibit to Form 10-K for the year ended December 31, 1995 (Commission File No. 0-14800) and incorporated herein by reference).

4.4	Certificate of Amendment to Restated Articles of Incorporation amending Article IV (filed as exhibit to Form 10-K for the year ended January 2, 1999 (Commission File No. 0-14800) and incorporated herein by reference).

4.5	Certificate of Amendment to Restarted Articles of Incorporation amending Article III (filed herewith).

4.6	Amended and Restated Bylaws of X-Rite, Incorporated, as amended and restated August 20, 2008 (filed as exhibit to Form 8-K filed with the Commission on August 25, 2008 (Commission File No. 000-14800) and incorporated herein by reference).

4.7	Shareholder Protection Rights Agreement, dated as of March 29, 2002, including as Exhibit A the form of Rights Certificate and of Election to Exercise, and as Exhibit B the form of Certificate of Adoption of Resolution Designating and Prescribing Rights, Preferences and Limitations of Junior Participating Preferred Stock of the Company (filed as exhibit to Form 10-K for the year ended December 29, 2001 (Commission File No. 0-14800) and incorporated herein by reference).

4.8	Amendment No. 1, dated as of August 20, 2008, to Shareholder Protection Rights Agreement, between X-Rite Incorporated and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), dated as of March 29, 2002 (incorporated by reference to Exhibit 4.1 of the Form 8-A/A filed by X-Rite, Incorporated on August 20, 2008).

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (set forth on signature page).

99.1	X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan (filed as Annex D to the definitive proxy statement dated September 26, 2008 relating to the Company’s special meeting of shareholders held on October 28, 2008 (Commission File No. 0-14800) and incorporated herein by reference).